EXHIBIT 99.2

THE WET SEAL, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of June 29, 2004, by and among The Wet Seal, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to six million twenty-six thousand five hundred (6,026,500) units (each, a “Unit”), each unit consisting of one share of Class A common stock, par value $0.10 per share, of the Company (the “Class A Common Stock”) and warrants (the “Warrants”) to acquire 0.35 shares of Class A Common Stock, on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PURCHASE AND SELL UNITS.

(a) Authorization. The Company’s Board of Directors (the “Board”) has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to six million twenty-six thousand five hundred (6,026,500) Units, consisting in the aggregate of up to six million twenty-six thousand five hundred (6,026,500) shares of Class A Common Stock (the “Purchased Shares”) and two million one hundred and nine thousand two hundred seventy-five (2,109,275) warrants (the “Purchased Warrants” and together with the Purchased Shares, the “Purchased Securities”), substantially in the form attached hereto as Exhibit B. Each whole warrant included in the Units shall be exercisable to purchase one share of Common Stock at $5.41 per share.

(b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Closing (as defined below), that number of Units set forth opposite such Purchaser’s name on Exhibit A attached hereto. The purchase price of each Unit (the “Per Unit Price”) shall be $4.51.

(c) Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes.

2. CLOSING. The purchase and sale of the Purchased Securities shall take place at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York, at 1:00 p.m. eastern time, on June 29, 2004, or at such other time and place as the Company and Purchasers representing a majority of the Units to be purchased mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, the Company shall, against delivery of payment for the Units by wire transfer of immediate available funds in accordance with the Company’s instructions, (i) authorize its transfer agent to issue to each Purchaser one or more stock certificates (the “Certificates”) registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate/Warrant Questionnaire (attached hereto as Appendix I) (the “Stock Certificate/Warrant Questionnaire”)), representing the number of Purchased Shares set forth opposite the appropriate Purchaser’s name on Exhibit A hereto, and bearing the legend set forth in Section 4(j)(i) herein and (ii) issue the number of Purchased Warrants set forth across from such Purchaser’s name on Exhibit A hereto, registered in the name set forth in the Stock Certificate/Warrant Questionnaire and bearing the legend set forth in Section 4(j)(ii) herein. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing is referred to herein as the “Closing Date.”

3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that the statements in this Section 3 are true and correct as of the date hereof (or such other date as is specified herein), except as set forth in the Disclosure Letter on Exhibit C attached hereto and delivered to the Purchasers concurrently herewith:

(a) Organization Good Standing and Qualification. The Company and each of its subsidiaries (“Subsidiaries”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority required to (i) carry on its business as presently conducted and (ii) enter into this Agreement, the Purchased Warrants and the other agreements, instruments and documents contemplated hereby, (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The Company and each of its Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in the (x) business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole, (y) transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith or (z) authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Capitalization. The capitalization of the Company, without listing the Purchased Securities to be purchased pursuant to this Agreement, is as follows:

(i) The authorized capital stock of the Company consists of (A) 70,000,000 shares of common stock, of which 60,000,000 shares are designated as Class A Common Stock and 10,000,000 shares are designated as Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”) and (B) 2,000,000 shares of preferred stock, par

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value $0.01 per share (“Preferred Stock”), of which 800,000 shares of Preferred Stock have been designated as Class A Junior Preferred Stock and 200,000 shares of Preferred Stock have been designated as Class B Junior Preferred Stock.

(ii) As of May 1, 2004, the issued and outstanding capital stock of the Company consisted of 25,631,324 shares of Class A Common Stock and 4,502,833 shares of Class B Common Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii) As of May 1, 2004, there were no issued and outstanding shares of Preferred Stock.

(iv) As of May 1, 2004, the Company had 3,252,429 shares of Class A Common Stock reserved for issuance upon exercise of outstanding options granted under and 16,722 shares of Class A Common Stock granted under, the Company’s 1994 Long Term Incentive Plan (the “1994 Plan”), the 1996 Long Term Incentive Plan (the “1996 Plan”) and the 2000 Stock Incentive Plan (the “2000 Plan”).

(v) As of May 1, 2004, the Company had no shares available for grant under the 1994 Plan and an aggregate of 2,538,915 shares of Class A Common Stock available for future grant under the 1996 Plan and the 2000 Plan.

With the exception of the foregoing in this Section 3(b) and except as set forth in the Disclosure Letter, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(c) Subsidiaries. Except as set forth in the Disclosure Letter, the Company does not have any subsidiaries or own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.

(d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Transaction Documents and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Securities being sold under this Agreement (and upon exercise of the Warrants) have been taken, no further consent or authorization of the Company, the Board or the Company’s stockholders is required and each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

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(e) Valid Issuance of Purchased Securities.

(i) Purchased Shares. The Purchased Shares will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased Shares and will not be subject to or trigger any pre-emptive rights, rights of antidilution or similar rights.

(ii) Purchased Warrants. The Warrants to be issued pursuant to this Agreement will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized and validly issued, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Purchased Warrants and will not be subject to or trigger any pre-emptive rights, rights of antidilution or similar rights.

(iii) Underlying Shares of Common Stock. The issuance of the shares of Common Stock issued or issuable from time to time upon the exercise of the Purchased Warrants (the “Underlying Shares”) will be, and at all times prior to such exercise, will have been, duly authorized, duly reserved for issuance upon such exercise and payment of the exercise price of the Purchased Warrants, and will be, upon such exercise and payment, validly issued, fully-paid and non-assessable, free from all taxes, liens, claim, encumbrances with respect to the issuance of such shares and will not be subject to or trigger any pre-emptive rights, rights of antidilution or similar rights.

(iv) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities (assuming no change in applicable law and no unlawful distribution of the Purchased Securities by the Purchasers or other parties) will be issued to the Purchasers in compliance with applicable exemptions from (1) the registration and prospectus delivery requirements of the Securities Act and (2) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(f) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any court, federal, state or local governmental authority or regulatory or self regulatory agency or authority or any other person on the part of the Company is required in connection with the issuance of the Purchased Securities to the Purchasers, or the consummation of the other transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Underlying Shares, except (i) such filings as have been made prior to the date hereof, (ii) the filing of a notification form with the Nasdaq National Market (“Nasdaq”) and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws and the listing requirements of Nasdaq.

(g) Non-Contravention. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated thereby (including the issuance of the Purchased Securities and the Underlying Shares upon exercise of the Warrants pursuant to the terms thereof), do not (i) conflict with the Company’s Restated Certificate of Incorporation, as amended (the “Certificate

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of Incorporation”) or Bylaws (the “Bylaws”), (ii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of Nasdaq) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, or give to others any rights of termination, amendment, acceleration or cancellation of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected, except for any such event specified in (ii) through (iii) above which would not, either individually or in the aggregate, have a Material Adverse Effect.

(h) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened: (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company, that has had or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the Purchased Securities). The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action is currently pending that has had or would reasonably be expected to have, nor does the Company intend to initiate any Action that is reasonably likely to have, a Material Adverse Effect on the Company.

(i) Compliance with Law and Charter Documents. The Company is in compliance in all material respects with the provisions of the Certificate of Incorporation and Bylaws. The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had and would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for any violation which would not, individually or in the aggregate, have a Material Adverse Effect.

(j) Material Non-Public Information. The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by the Transaction Documents, all of which information related to the transactions contemplated hereby shall be disclosed by the Company pursuant to Section 5(j) hereof.

(k) SEC Documents.

(1) Reports. Since January 31, 2002, the Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be

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filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended January 31, 2004 (the “Form 10-K”), its quarterly report on Form 10-Q for the fiscal quarter ended May 1, 2004 (the “Form 10-Q”) and its Proxy Statement for its Annual Meeting of Stockholders held on May 27, 2004 (the “Proxy Statement”) filed by the Company with the SEC. Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

(2) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(3) Financial Statements. The financial statements of the Company in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and present fairly, in all material respects and in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.

(l) Absence of Certain Changes Since the Balance Sheet Date. Except as set forth in the Disclosure Letter, since May 1, 2004, the date of the Company’s most recent balance sheet, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

(i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company’s capital stock;

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(ii) any damage, destruction or loss of the Company’s assets or properties, whether or not covered by insurance, except for such occurrences which, either individually or in the aggregate, have not had and would not have a Material Adverse Effect;

(iii) any waiver by the Company of a valuable right or of a material debt owed to it, except for such waivers, either individually or in the aggregate, that have not had and would not have a Material Adverse Effect;

(iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(v) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi) any other event or condition of any character, except for such events and conditions that have not resulted in, or would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

The Company has not taken any steps to seek protection pursuant to any bankruptcy or reorganization law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or reorganization proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. “Insolvent” means (i) the present fair value of the Company’s assets as calculated under U.S. generally accepted accounting principles (“GAAP”) is less than the amount required to pay the Company’s total indebtedness as calculated in accordance with GAAP (less any future lease liabilities), (ii) the Company is unable to pay its debts and liabilities (other than any future lease liabilities), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company intends to incur or believes that it will incur debts (other than any future lease liabilities) that would be beyond its ability to pay as such debts mature.

(m) Intellectual Property. The Company owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, “Intellectual Property”), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess such Intellectual Property would not have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or would reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

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(n) Registration Rights. Except as provided in Section 5 herein, effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(o) Title to Property and Assets. The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

(p) Taxes. The Company has filed or has valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

(q) Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(t) General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in any general solicitation (within the meaning of Regulation D of the Securities Act) of, or general advertising (within the meaning of Regulation D of the Securities Act) directed towards, investors with respect to offers or sales of the Purchased Securities.

(u) Registration Statement Matters. The Company meets the eligibility requirements for use of a Form S-3 Registration Statement for the resale of the Purchased Shares and the resale of the Underlying Shares by the Purchasers. Assuming the completion and timely delivery to the Company of the Registration Statement Questionnaire attached hereto as Appendix II (the “Registration Statement Questionnaire”) by each Purchaser, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares (as defined below).

(v) No Integrated Offering. Neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, any applicable state securities laws or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Purchased Securities to be integrated with other offerings.

(w) Nasdaq Listing Matters. The Class A Common Stock is registered and designated for quotation on Nasdaq under the ticker symbol “WTSLA.” The Company is not in violation of the listing requirements of Nasdaq and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Class A Common Stock in the foreseeable future. The issuance and sale of the Purchased Securities under this Agreement does not contravene the rules and regulations of Nasdaq. Since December 31, 2003, (i) trading in the Class A Common Stock has not been suspended by the SEC or Nasdaq and (iii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Class A Common Stock from Nasdaq.

(x) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Purchaser as a result of the transactions contemplated by the Transaction Documents, including, without limitation, the Company’s issuance of the Purchased Securities and any Purchaser’s ownership of the Purchased Securities.

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(y) Investment Company. The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z) Transactions With Affiliates. Except as set forth in the Disclosure Letter or in the SEC Documents, none of the officers or directors of the Company has entered into any transaction with the Company or any Subsidiary that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(aa) Indebtedness and Other Contracts. Except as disclosed in the Disclosure Letter, neither the Company nor any of its Subsidiaries (i) has any outstanding material indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect or (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, except where such violations or defaults would not result, individually or in the aggregate, in a Material Adverse Effect.

(bb) Future Financings.

(i) From the date hereof until the date that is sixty (60) business days following the date the Registration Statement (as defined below) is declared effected by the SEC (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time and under any circumstances, convertible into or exchangeable or exercisable for Class A Common Stock or securities that are directly or indirectly convertible into or exercisable or exchangeable for Class A Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

(ii) Except for shares of Class A Common Stock issued (or deemed to be issued) by the Company: (A) to employees, officers or directors of the Company pursuant to stock purchase or stock option plans approved by the Board, (B) in connection with the exercise of the Warrants, (C) to any strategic investor, vendor, customer, lessor or similar arrangement in good faith for legitimate business purposes the primary purpose of which is not to raise equity capital in an amount not to exceed 10% of Class A Common Stock, as of the date hereof, during any one-year period, or (D) in connection with any bona fide, arms length acquisition by the Company in good faith for legitimate business purposes, whether through an acquisition of stock or assets, a merger or any similar transaction, of any business, assets or technologies, the primary purpose of which is not to raise equity capital, if at any time between the Trigger Date and 18 months from the date hereof the Company issues shares of Class A Common Stock or other securities convertible into or exchangeable or exercisable for Class A Common Stock (the “New Securities”, and the issuance of such New Securities, a “Future Financing”) in a Subsequent Placement, the Company shall provide to each Purchaser, by 5:00 p.m. New York time on or before the third (3rd) business day following the Company’s execution of any term sheet in connection with such Future Financing a term sheet summarizing such Future Financing (the “Future Financing Term Sheet”). Such

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Future Financing Term Sheet shall contain, in reasonable detail: (1) the proposed terms of such Future Financing, (2) the amount of proceeds contemplated to be raised in such Future Financing, (3) the Person(s) with whom the Company is contemplating such Future Financing and (4) such Purchaser’s Pro Rata Share. Each Purchaser’s “Pro Rata Share” shall be equal to:

(A x 1/3) x B/C

Where:

A = the total number of New Securities issued on the closing date of the Future Financing (without regard to prospective future issuances under the terms of such New Securities by virtue of anti-dilution protection or otherwise);

B = the total number of Units purchased by such Purchaser pursuant to this Agreement; and

C = the total number of Units sold pursuant to this Agreement.

(iii) Upon receiving the Future Financing Term Sheet, each Purchaser shall have the right to purchase, at the same price and on the same terms and conditions as the Future Financing, its Pro Rata Share. In order to exercise the purchase right set forth in this Section 3(bb), each Purchaser must notify the Company on or before the tenth (10th) business day after such Purchaser has received the Future Financing Term Sheet whether it is electing to purchase its Pro Rata Share, and if such Purchaser shall elect to purchase all of its Pro Rata Share, any additional portion of the New Securities attributable to the Pro Rata Share of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Pro Rata Share (the “Undersubscription Amount”). If the Pro Rata Share subscribed for by all Purchasers are less than the total of all of the Pro Rata Share, then each Purchaser who has set forth an Undersubscription Amount shall be entitled to purchase, in addition to the Pro Rata Share subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Pro Rata Shares and the Pro Rate Shares subscribed for (the “Available Undersubscription Amount”), each Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Pro Rata Share of such Purchaser bears to the total Pro Rata Share of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. The closing of the Future Financing shall occur upon the completion of documentation reasonably satisfactory to the Company, each Purchaser participating in such Future Financing pursuant to this Section 3(bb) (a “Participating Purchaser”) and any other Person(s) participating in such Future Financing. At the closing of a Future Financing, the Company shall deliver to each Participating Purchaser certificates (or other evidence of ownership, as the case may be) representing the New Securities that such Participating Purchaser has agreed to purchase, against payment therefore by wire transfer of immediately available funds to an account designated by the Company.

(iv) The Company shall have 60 days from delivery of the Future Financing Term Sheet to complete the Future Financing after which no New Securities may be issued, sold or exchanged until they are again offered to Smithfield under the procedures specified in this section.

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(cc) No Manipulation. The Company has not taken any action in violation of applicable law designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale of the Purchased Securities or the Underlying Shares.

4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, and agrees that:

(a) Organization Good Standing and Qualification. Such Purchaser has all corporate, limited liability company, partnership, trust or individual power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b) Authorization. The execution of this Agreement has been duly authorized by all necessary corporate, limited liability company, partnership, trust or individual action on the part of such Purchaser. This Agreement constitutes such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c) Litigation. There is no Action pending or, to such Purchaser’s knowledge, threatened, to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(d) Purchase for Own Account. The Purchased Securities are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. Such Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities. Such Purchaser does not have any agreement or understanding, direct or indirect, with any other person or entity, to sell or otherwise distribute the Purchased Securities.

(e) Investment Experience. Such Purchaser understands that the purchase of the Purchased Securities involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Purchased Securities and protecting its own interests in connection with this investment.

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(f) Accredited Purchaser Status. Such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g) Reliance Upon Purchaser’s Representations. Such Purchaser understands that the issuance and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(h) Receipt of Information. Such Purchaser has received from the Company or obtained independently copies of the SEC Documents. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i) Restricted Securities. Such Purchaser understands that the Purchased Securities have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares or the Underlying Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) the Purchased Shares or the Underlying Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D, and such Affiliate agrees to be bound by the terms and conditions of this Agreement.

For the purposes of this Agreement, an “Affiliate” of any specified Purchaser means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Purchaser. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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(j) Legends.

(i) Purchased Shares and Underlying Shares. Such Purchaser agrees that the certificates for the Purchased Shares and the Underlying Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, such Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares and the Underlying Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Purchased Shares and Underlying Shares are registered for resale under the 1933 Act, (ii) such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a sale, assignment or transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Shares or the Underlying Shares, as the case may be, can be sold pursuant to Rule 144 or (iv) such holder provides the Company with reasonable assurances that the Purchased Shares or the Underlying Shares, as the case may be, can be sold pursuant to Rule 144. Following the date the Registration Statement (as defined below) is declared effective by the SEC or at such earlier time as a legend is no longer required, the Company will no later than three business days following the receipt by the Company’s transfer agent of a legended certificate from a Purchaser representing such Purchaser’s Purchased Securities (and an opinion of counsel to the extent required hereby), deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Securities that is free from all restrictive and other legends. If the Company shall fail to deliver a certificate representing such Purchased Securities as required, and if the Purchaser purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Class A Common Stock that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three business days after the Purchaser’s written request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Class A Common Stock

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so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such shares of Class A Common Stock shall terminate or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Class A Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Class A Common Stock multiplied by (B) the Closing Bid Price (as defined in the Warrant) on the date of delivery of the legended certificate.

(ii) Warrant. Such Purchaser agrees that Warrants shall bear the following legend:

“THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Such legend shall be removed in conformity with the provisions set forth above.

(k) Questionnaires. Such Purchaser has completed or caused to be completed the Stock Certificate/Warrant Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a)(ii) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that the Purchasers shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement.

(l) Restrictions on Short Sales. Such Purchaser represents, warrants and covenants that neither such Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning the Purchased Securities or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has or will, directly or indirectly, during the period beginning on the date on which Financo, Inc. (“Financo”), a financial advisor to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement (and involving the Company) and ending on the Closing Date, engage in (i) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap,

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derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities by such Purchaser or (ii) any hedging transaction which establishes a net short position with respect to the Purchased Securities.

(m) Purchasers Not Acting in Concert. Such Purchaser represents and warrants that it has made an independent decision to purchase the Purchased Securities and that it intends to continue to make independent investment decisions with respect to the Purchased Securities. Such Purchaser further represents and warrants that it has not acted together with any of the other Purchasers in a manner that could be deemed to create a “group” pursuant to Rule 13d-5(b) promulgated under the Exchange Act.

5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT.

(a) Form D Filing; Registration of the Purchased Shares and the Underlying Shares. The Company hereby agrees that it shall:

(i) file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D promulgated under the Securities Act;

(ii) prepare and file with the SEC as soon as practicable, and in no event later than thirty (30) days following the Closing, a registration statement on Form S-3 (the “Registration Statement”), to enable the resale of the Purchased Shares and the Underlying Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares or the Underlying Shares, the “Registrable Shares”) by the Purchasers from time to time on Nasdaq and to use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing, but in any event, within ninety (90) days following the Closing Date (or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty (120) days following the Closing Date), and to remain continuously effective until the earlier of (1) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder and no Warrants are outstanding or (2) the date on which the Registrable Shares can be sold by nonaffiliates of the Company pursuant to Rule 144(k) promulgated under the Securities Act (the “Registration Period”). The Registration Statement shall contain, unless otherwise required by applicable law or the SEC, the “Selling Shareholders” and “Plan of Distribution” sections of the Prospectus (as defined below) in a form reasonably satisfactory to the Purchasers. In the event that the Company does not meet the requirements for the use of Form S-3, the Company shall use such other form as is available for such a registration, and shall convert such other form to Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date on which it meets such requirements;

(iii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, as necessary, used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

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(iv) furnish to the Purchasers with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of any prospectus in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

(v) use commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vi) submit to the SEC, within two (2) business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC (the “Staff”) or that the Staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request.

(vii) use commercially reasonable efforts to cause the Registrable Shares to be eligible for quotation on Nasdaq on the Closing Date;

(viii) permit Schulte Roth & Zabel LLP (“Legal Counsel”) and counsel to any other Purchasers to review and comment upon (which comments shall not be unreasonably refused) the Registration Statement at least five (5) business days prior to its filing with the SEC and all amendments and supplements to all Registration Statements (except for documents incorporated by reference therein) within a reasonable number of days prior to their filing with the SEC

(ix) promptly notify the Purchasers in writing when the Registration Statement has been declared effective;

(x) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Purchaser known to the Company who holds Registrable Shares being sold pursuant to the Registration Statement of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(xi) if requested by a Purchaser, the Company shall use its commercially reasonable efforts to (subject to applicable law), as soon as practicable, (A) incorporate in a prospectus supplement or post-effective amendment such information as a Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other

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terms of the offering of the Registrable Shares to be sold in such offering, (B) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment and (C) supplement or make amendments to any Registration Statement if reasonably requested by a Purchaser holding any Registrable Shares;

(xii) promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (provided, however, that no notice by the Company shall be required pursuant to this subsection (viii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements); and

(xiii) bear all expenses in connection with the procedures described in paragraphs (i) through (xii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees or commissions incurred by the Purchasers.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding itself, the Registrable Shares to be sold by such Purchaser, and the intended method of disposition of the Registrable Shares as shall be required to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.

(b) Liquidated Damages.

(i) Delay in Effectiveness of Registration Statement. In the event that the Registration Statement is not filed within thirty (30) days following the Closing Date or is not declared effective within ninety (90) days following the Closing Date (or, in the event of a review of the Registration Statement by the SEC, within one hundred twenty (120) days following the Closing Date), the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), a rate equal to one percent (1%) for every thirty days after such failure (pro rata for partial months) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement. Such liquidated damages shall be payable monthly in cash.

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(ii) Lapse in Effectiveness of Registration Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, shall thereafter cease to be effective or useable or the prospectus included in the Registration Statement (the “Prospectus”, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within ten (10) business days (the “Cure Period”), with the maximum number of days in any Cure Periods during any 365 day period not to exceed forty-five (45) business days, by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then the Company shall pay to each Purchaser, liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day following the expiration of the Cure Period (or number of days in such Cure Periods exceeding the aforementioned forty-five (45) days) until, but excluding, the earlier of (i) the date on which such failure is cured and (ii) the date on which the Registration Period expires, at a rate equal to one percent (1%) for every thirty days after such failure (pro rata for partial months) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement and still held by such Purchaser. Such liquidated damages shall be payable monthly in cash.

(c) Transfer of Registrable Shares After Registration; Suspension.

(i) Each Purchaser agrees that it will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to (A) the Registration Statement, (B) Rule 144 of the Securities Act or (C) any other exemption from registration under the Securities Act, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.

(ii) In addition to any suspension rights under paragraph (iii) below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of the Board, renders it advisable to suspend use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may, on not more than two (2) occasions for not more than forty five (45) days on each such occasion, suspend use of the Prospectus, on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 5(c)(ii) shall be held in strictest confidence and shall not be disclosed by the Purchasers. Suspensions pursuant to this Section 5(c)(ii) shall be subject to the penalty provisions of Section 5(b)(ii) above to the extent that they exceed the Cure Period or aggregate number of permissible suspension days set forth in this Section 5(c)(ii).

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(iii) Subject to paragraph (iv) below, in the event of: (1) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice described in this Section 5(c)(iii) shall be held in strictest confidence and shall not be disclosed by the Purchasers. Suspensions pursuant to this Section 5(c)(iii) shall be subject to the penalty provisions of Section 5(b)(ii) above to the extent that they exceed the Cure Period or aggregate number of permissible suspension days set forth in Section 5(c)(ii) above.

(iv) Provided that a Suspension is not then in effect, the Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.

(v) The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

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(d) Indemnification. For the purpose of this Section 5(d), the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a).

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers, their respective officers, directors, agents and employees, and each person, if any, who controls any Purchaser within the meaning of the Securities Act, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers, such officers, directors, agents or employees, or such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made (in the case of the Prospectus), not misleading, and will reimburse each Purchaser, each of its respective directors, officers, agents and employees, and each such controlling person for any reasonable legal and other expenses as such reasonable expenses are incurred by such Purchaser, such director, officer, agent or employee, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus, (2) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Purchased Shares or the sale of the Underlying Shares or (3) any untrue statement of a material fact or omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser before the pertinent sale or sales by the Purchaser.

(ii) Indemnification by the Purchaser. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, its directors, officers, agents and employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue

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statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made (in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and the Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any reasonable legal and other expense incurred by the Company, its directors, officers, agents and employees, and any controlling persons, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which the Purchaser has delivered to the Company in writing a correction before the occurrence of the event from which such loss was incurred. Notwithstanding the provisions of this Section 5(d), each Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by such Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.

(iii) Indemnification Procedure.

(1) Promptly after receipt by a party entitled to indemnification under this Section 5(d) (an “Indemnified Party”) of notice of the threat or commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against a party obligated to indemnify an Indemnified Party under this Section 5(d) (the “Indemnifying Party”) promptly notify the Indemnifying Party in writing of the claim; but the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party for contribution or otherwise under this Section 5(d) or otherwise, to the extent it is not materially prejudiced as a result of such failure.

(2) In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from an Indemnifying Party, the Indemnifying Party will be entitled to, jointly with all other Indemnifying Parties similarly notified, assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party will not be liable

22

to such Indemnified Party under this Section 5(d) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless:

a) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by such Indemnifying Party, representing all of the indemnified parties who are parties to such action); or

b) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action against the Indemnified Party, in each of which cases the reasonable fees and expenses of counsel for the Indemnified Party shall be at the expense of the Indemnifying Party.

(iv) Contribution. If the indemnification provided for in this Section 5(d) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an Indemnified Party under this Section 5(d) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:

(1) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or

(2) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but the relative benefits received by the Company, on the one hand, and such Indemnified Party, on the other hand, from the sale of the Purchased Securities.

The respective relative benefits received by the Company, on the one hand, and each Indemnified Party, on the other hand, shall be deemed to be in the same proportion as the amount to which the consideration paid by such Indemnified Party to the Company pursuant to this Agreement for the Purchased Securities purchased by such Indemnified Party that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Indemnified Party paid for the Purchased Securities that were sold pursuant to the Registration Statement and the amount received by such Indemnified Party from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity

23

to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(d)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in Section 5(d)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(d)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(d)(iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(d)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(d)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 5(d)(iv) are several and not joint.

(e) Rule 144 Information. For two years after the date of this Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Shares and the Underlying Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

(f) Reporting Status. Until the date on which the Purchasers shall have sold all the Purchased Shares and Underlying Shares and none of the Warrants are outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(g) Listing. The Company shall maintain the eligibility for quotation of the Class A Common Stock on Nasdaq. Subject to applicable law, neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Class A Common Stock on Nasdaq. The Company shall pay all fees and expenses in connection with satisfying its obligations under this section.

(h) Fees. At the Closing, the Company shall pay an expense allowance of (i) $65,000 to Smithfield Fiduciary LLC (“Smithfield”) or its designee(s), $25,000 of which has been paid to Smithfield prior to the date hereof and $40,000 of which shall be withheld from Smithfield’s Purchase Price at the Closing and (ii) $10,000 to S.A.C. Capital Associates LLC (“SAC”), which shall be withheld from SAC’s Purchase Price at the Closing. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees

24

and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of the Transaction Documents and the exhibits and schedules thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(i) Pledge of Securities. The Company acknowledges and agrees that the Purchased Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Purchased Securities. The pledge of Purchased Securities shall not be deemed to be a transfer, sale or assignment of the Purchased Securities hereunder, and no Purchaser effecting a pledge of Purchased Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Purchased Securities may reasonably request in connection with a pledge of the Purchased Securities to such pledgee by a Purchaser (but without the obligation to incur any cost or expense in connection therewith).

(j) Disclosure of Transactions and Other Material Information. On or before 9:00 a.m. New York time, on the first business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, and the form of Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). As of the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information that it received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser. Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing or (ii) as may be required by applicable law, rule or regulation (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Nasdaq, without the prior written consent of such Purchaser, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law or Nasdaq regulations or any order of any court or other governmental agency, in which case the Company shall provide such Purchaser with prior notice of such disclosure.

(k) Corporate Existence. So long as any Purchaser beneficially owns any Warrants, the Company shall not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

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(l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 100% of the number of shares of Class A Common Stock issuable upon exercise of the Warrants.

6. ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to Financo, a financial advisor to the Company, a fee in respect of the sale of the Purchased Securities. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

7. CONDITIONS TO THE PURCHASER’S OBLIGATIONS AT CLOSING. The obligations of the Purchasers under Section 1(b) of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, that the Company may furnish to each Purchaser a facsimile copy of a form of warrant representing the Purchased Warrants and of the stock certificate representing the Purchased Shares, with the original warrant and original stock certificate held in trust by counsel for the Company until delivery thereof on the fourth (4th) business day following the Closing.

(c) Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.

(d) Agreement. The Company shall have executed and delivered to the Purchasers this Agreement.

(e) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

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(f) No Suspension of Trading or Listing of the Class A Common Stock. The Class A Common Stock (i) shall be designated for quotation or listed on Nasdaq and (ii) shall not have been suspended from trading by the SEC or on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Nasdaq or (B) because the price per share of the Class A Common Stock has fallen below the minimum listing maintenance requirements of Nasdaq.

(g) Good Standing Certificates. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within ten business days of the date of the Closing, with respect to the good standing of the Company.

(h) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Secretary of the Company attaching and certifying to the truth and correctness of (1) the Certificate of Incorporation, (2) the Bylaws and (3) the resolutions adopted by the Board in connection with the transactions contemplated by the Transaction Documents.

(i) Opinion of Company Counsel. The Purchasers will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Akin Gump Strauss Hauer & Feld LLP, counsel to the Company.

(j) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by the Transaction Documents.

(k) Amount Invested. The Purchasers under this Agreement shall have tendered at closing not less than $27,000,000 in the aggregate for the Purchased Securities.

(l) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in connection with the transactions contemplated hereby.

8. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

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(b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c) Agreement. The Purchasers shall have executed and delivered to the Company this Agreement (including Appendix I and Appendix II hereto).

(d) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).

(f) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g) Amount Invested. The Purchasers under this Agreement shall have tendered at closing not less than $27,000,000 in the aggregate for the Purchased Securities.

(h) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

9. MISCELLANEOUS.

(a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

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(b) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

(c) Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4 of this Agreement shall survive the Closing Date.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to a Purchaser, at the Purchaser’s address or facsimile number set forth on its signature page to this Agreement, or at such other address or facsimile number as the Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed or (iii) confirmation of facsimile transfer, if faxed.

The address of the Company for the purpose of this Section 9(f) is as follows:

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Tel: (949) 583-9029

Fax: (949) 699-4825

Attention: Peter Whitford

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with a copy to (which copy shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Tel: (212) 872-1000

Fax: (212) 872-1002

Attention: Alan Siegel, Esq.

For notices sent to all Purchasers, a copy (for informational purposes only) shall be sent to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Tel: (212) 756-2000

Fax: (212) 593-5955

Attention: Eleazer Klein, Esq.

(g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least seventy-five percent (75%) of the total aggregate number of Purchased Shares and Underlying Shares then outstanding (excluding any shares sold to the public pursuant to Rule 144 or otherwise). Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.

(h) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

(i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and

30

deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k) Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(l) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

(m) Indemnification. In consideration of each Purchaser’s execution and delivery of the Transaction Documents and acquiring the Purchased Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Purchased Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (x) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (y) the status of such Purchaser or holder of the Purchased Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this section shall be the same as those set forth in Section 5(c).

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.

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Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(o) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE WET SEAL, INC.

By:
Name:
Title:

PURCHASER SIGNATURE PAGES TO FOLLOW

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF JUNE [        ], 2004

BY AND AMONG

THE WET SEAL, INC.

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to The Wet Seal, Inc., the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Units:

“Purchaser”

Signature:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Tax ID Number:

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Number of Units	Number of Purchased Shares	Number of Warrants	Purchase Price
Smithfield Fiduciary LLC	1,911,624	1,911,624	669,067	$8,621,424.24
Highbridge/zwirn Special Oportunities Fund, L.P.	550,813	550,813	192,785	$2,484,166.63
Highbridge/zwirn Special Oportunities Fund, Ltd.	550,813	550,813	192,785	$2,484,166.63
Riverview Group, LLC	1,506,625	1,506,625	527,319	$6,794,878.75
S.A.C. Capital Associates LLC	1,506,625	1,506,625	527,319	$6,794,878.75
TOTAL	6,026,500	6,026,500	2,109,275	$27,179,515

A-1

EXHIBIT B

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISEABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE WET SEAL, INC.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Warrant No.:

Number of Shares of Class A Common Stock:

Date of Issuance: June     , 2004 (“Issuance Date”)

The Wet Seal, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [SMITHFIELD FIDUCIARY LLC] [OTHER BUYERS], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Class A Common Stock (including any Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after                     1, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below),                      (                    )2 fully paid nonassessable shares of Class A Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set

[1]	Insert six months plus one day after Closing Date.
[2]	Insert number of shares equal to 35% of the number of Purchased Shares issued to the Holder at Closing pursuant to the Securities Purchase Agreement.

forth in Section 15. This Warrant is one of the Warrants to Purchase Class A Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of June     , 2004 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after December     , 2004, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds to an account designated by the Company or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

No fractional shares of Class A Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Class A Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means US $            3, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. Subject to Section 1(f), if the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Class A Common Stock to which the Holder is entitled and register such shares of Class A Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Class A Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Class A Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of Class A Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Class A Common Stock on the trading day immediately preceding the last possible date which the Company could have issued such shares of Class A Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) trading days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Class A Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Class A Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the Holder of shares of Class A Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Class A Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Class A Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Class A Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Class A Common Stock, multiplied by (B) the Closing Bid Price on the date of exercise.

[3]	Insert number equal to 120% of the Per Unit Price set forth in the Securities Purchase Agreement.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Securities Purchase Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Class A Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

                                                               B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Class A Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises.

(i) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Class A Common Stock, the Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (1) the Company’s most recent Form 10-K or 10-Q and any other Current Report on Form 8-K filed subsequent thereto with the Securities and Exchange Commission (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Class A Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Class A Common Stock was reported.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Class A Common Stock upon exercise of this Warrant if the issuance of such shares of Class A Common Stock would exceed that number of shares of Class A Common Stock which the Company may issue upon exercise of this Warrant without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Class A Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Buyer shall be issued, upon exercise of any SPA Warrants, shares of Class A Common Stock in an amount greater than the product of the

Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Class A Common Stock issued to such Buyer pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Class A Common Stock issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder’s SPA Warrants into a number of shares of Class A Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Class A Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Class A Common Stock underlying the SPA Warrants then held by each such Holder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Class A Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Class A Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which

(i) the numerator shall be the Closing Bid Price of the shares of Class A Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Class A Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Class A Common Stock on the trading day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Class A Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Class A Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Class A Common Stock (or common stock) (“Other Shares of Class A Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Class A Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Class A Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Class A Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Class A Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Class A Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes all the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, and including agreements to deliver to each holder of Warrants in exchange for such Warrants, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, an adjusted exercise price equal to the value for the shares of Class A Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of Class A Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) and (ii) the Company or the Successor Entity is a publicly traded entity whose common stock or equivalent equity security is quoted on or listed for trading on The New York Stock Exchange, Inc. or Nasdaq. Upon any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity or, if so elected by the Required Holders, to the Parent Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under the Transaction Documents except in the case of a Fundamental Transaction that meets the requirements of this section. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Class A Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Class A Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association, Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the nominal value of any shares of Class A Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Class A Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Class A Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Class A Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Class A Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all of the Purchasers and shall not be construed against any person as the drafter thereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days thereafter submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 4(i) of the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Class A Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.10 per share and (ii) any share capital into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12.

(e) “Convertible Securities” means any capital stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Class A Common Stock.

(f) “Expiration Date” means the date sixty-six months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(g) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase offer, tender offer or exchange offer that is accepted by the holders of more than the 50% of the Company’s outstanding voting securities (but excluding any voting securities held by the Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such purchase offer, tender offer or exchange offer) or (iv) enter into a stock purchase agreement or other agreement to effect any other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person or Persons, whereby more than 50% of the Company’s outstanding voting securities are acquired by such Person or Persons (excluding any voting securities of the Company held by such Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such stock purchase agreement or other agreement to effect such other business combination) or (v) reorganize, recapitalize or reclassify its common stock.

(h) “Options” means any rights, warrants or options to subscribe for or purchase shares of Class A Common Stock or Convertible Securities.

(i) “Parent Entity” means, with respect to any Person, the entity that, directly or indirectly, controls the applicable Person.

(j) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(k) “Principal Market” means the Nasdaq National Market.

(l) “Required Holders” means the holders of the SPA Warrants representing at least a majority of shares of Class A Common Stock underlying the SPA Warrants then outstanding.

(m) “SPA Securities” means the shares of Class A Common Stock issued pursuant to the Securities Purchase Agreement.

(n) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Class A Common Stock to be duly executed as of the Issuance Date set out above.

THE WET SEAL, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE CLASS A COMMON STOCK

THE WET SEAL, INC.

The undersigned holder hereby exercises the right to purchase                      of the shares of Class A Common Stock (“Warrant Shares”) of The Wet Seal, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Class A Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                         a “Cash Exercise” with respect to                          Warrant Shares; and/or

                         a “Cashless Exercise” with respect to                          Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                          Warrant Shares in accordance with the terms of the Warrant.

Date:                  ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [Insert Name of Transfer Agent] to issue the above indicated number of shares of Class A Common Stock in accordance with the Transfer Agent Instructions dated June     , 2004 from the Company and acknowledged and agreed to by [Insert Name of Transfer Agent].

THE WET SEAL, INC.

By:
Name:
Title:

EXHIBIT C

Disclosure Letter

Of The Wet Seal, Inc.

As of June 29, 2004

This letter constitutes the Disclosure Letter (this “Disclosure Letter”) referenced in Section 3 of the Securities Purchase Agreement of even date herewith (the “Agreement”) by and among The Wet Seal, Inc. and each of the purchasers listed on Exhibit A attached thereto. It is qualified in its entirety by reference to the specific sections of the Agreement that each section hereof relates to. The sections of this Disclosure Letter are numbered to correspond with specific sections of the Agreement. Any matter disclosed in one section of this Disclosure Letter is deemed disclosed for all purposes of this Disclosure Letter to the extent that the Agreement requires such disclosure. Certain information set forth in this document is intended solely for informational purposes and may not be required to be disclosed pursuant to the Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgement that such information is required to be disclosed in connection with the representations and warranties made by the Company in the Agreement. Unless otherwise defined in this Disclosure Letter, capitalized terms shall have the meanings set forth in the Agreement.

Section 3(a)

WSCC Buying, Inc., a Delaware corporation which the Company does not believe is material to its business or operations, is not in good standing.

Section 3(b)(iv) Capitalization

As of June 29, 2004, the Company had an aggregate of 4,044,719 shares of Class A Common Stock reserved for future issuance upon the exercise of 3,921,309 outstanding options and 123,410 stock awards granted under the Company’s 1994 Long Term Incentive Plan, the 1996 Long Term Incentive Plan and the 2000 Stock Incentive Plan.

Section 3(b)(v) Capitalization

As of June 29, 2004 the Company had an aggregate of 1,759,374 shares of Class A Common Stock available for future grants under the Company’s 1996 Long Term Incentive Plan and the 2000 Stock Incentive Plan.

Section 3(c) Subsidiaries

The Company owns 100% of the outstanding stock of the following subsidiaries:

The Wet Seal Retail, Inc.

Wet Seal Catalog, Inc.

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WSCC Buying, Inc.

Wet Seal GC, Inc.

Section 3(h) Litigation

The Company is a party to the following litigation:

MATERIAL LITIGATION

Plaintiff or Claimant	Type of Case	Amount Claimed
Access Retail Entertainment	Breach of Contract	2,453,241.20

The Company is also a party to various other trademark, copyright, employment and real estate proceedings that arises from time to time in the ordinary course of business.

Section 3(l) Absence of Certain Changes Since the Balance Sheet Date

None

Section 3(o) Title to Property and Assets

On May 26, 2004, the Company entered into a senior secured $50 million revolving line-of-credit, which matures May 26, 2007. The credit facility is secured by all presently owned and hereafter acquired assets of the Company and its wholly-owned subsidiaries.

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APPENDIX I

STOCK CERTIFICATE/WARRANT QUESTIONNAIRE

Pursuant to Section 4 of the Agreement, please provide us with the following information:

1.	The exact name that your Purchased Shares and Warrants are to be registered in (this is the name that will appear on your stock certificate(s) and warrants). You may use a nominee name if appropriate:

________________________________________

2.	The relationship between the Purchaser of the Purchased Shares and Warrants and the Registered Holder listed in response to item 1 above:

________________________________________

3.	The mailing address of the Registered Holder listed in response to item 1 above:

________________________________________

________________________________________

________________________________________

________________________________________

4.	The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

________________________________________

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APPENDIX II

THE WET SEAL, INC.

REGISTRATION STATEMENT QUESTIONNAIRE

Part I

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.	Pursuant to the “Selling Stockholder” section of the Registration Statement, please state your or your organization’s name exactly as it should appear in the Registration Statement:
_________________________________________________________________________________________

2.	Please provide the number of shares of Class A Common Stock which you will own (including any Underlying Shares which you will be entitled to own upon exercise of Warrants, “Shares”)) immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares purchased by you or your organization through other transactions:

_____________________________________________

3.	Within the past three years, have you or your organization had any position, office or other material relationship (including ownership of 5% or more of the Company’s outstanding shares of Common Stock) with the Company or its affiliates?

☐ Yes ☐ No

If yes, please indicate the nature of any such relationships below:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

4.	Are you a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, or an affiliate of any such broker or dealer.

☐ Yes ☐ No

If so, please answer the remaining questions in this section.

Please describe the affiliation between the Selling Stockholder and any registered broker-dealers:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

If the Shares were purchased by the Selling Stockholder other than in the ordinary course of business, please describe the circumstances:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please advise whether the Shares were received by the Selling Stockholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

If the Selling Stockholder, at the time of its purchase of the Shares, had any agreements or understandings, directly or indirectly, with any person to distribute the Shares, please describe such agreements or understandings:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Note that if the Selling Stockholder is an affiliate of a broker-dealer and did not purchase its Shares in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the Shares, we may be required to identify the Selling Stockholder as an underwriter in the prospectus.

5.	If the Selling Stockholder is an entity, does any natural person having voting or investment power over the Shares held by the Selling Stockholder?[1]

Yes ☐ No ☐

[1]	Please answer “Yes” if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security and/or (b) investment power which includes the power to dispose, or to direct the disposition of, the Shares held by the Selling Stockholder.

If so, please state the person’s or persons’ name(s):

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

6.	Is the Selling Stockholder a reporting entity with the Securities and Exchange Commission?

Yes ☐ No ☐

If “No,” please answer the remaining questions in this section.

Please name the natural person or person(s) having voting and/or investment control over the Selling Stockholder:2

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

If the voting and/or investment control over the Selling Stockholder is held by board or committee, please state the name of the natural person or person(s) on such board or committee:

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

Part II

Pursuant to Section 4 of the Agreement, please provide us with the following information, and we will use your responses to qualify you for purposes of federal and state securities laws:

1.	Status as Accredited Investor

Please confirm whether or not the investor is an “accredited investor” as defined under the Securities Act of 1933, as amended {CHECK ONE BOX AS APPLICABLE}:

[2]	Please include any natural person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security and/or (b) investment power which includes the power to dispose, or to direct the disposition of, the Shares held by the Selling Stockholder.

The undersigned investor:

☐ IS an accredited investor, by means of the exemption or exemptions listed below; or

☐ IS NOT an accredited investor.

If you indicated that you are an accredited investor, please check all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended

Individual Investors:

☐ A director or executive officer of the Company;

☐ a person whose individual net worth (or joint net worth with spouse) exceeds $1 million;

☐ a person who had an individual income in excess of $200,000 in each of the two most recent years (or joint income with spouse in excess of $300,000 in each of such years) and has a reasonable expectation of reaching the same income level in the current year.

Non-Individual Investors:

☐ a corporation, organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust or a partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

☐ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 [a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives];

☐ a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐ a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity;

☐ an insurance company as defined in Section 2(13) of the Securities Act of 1933;

☐ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

☐ a trust with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933.

☐ Other. Describe:

2.	Residence Information

Individual Investors:

(a) Please indicate each state in which you maintained your principal residence during the past three years and the dates during which you resided in each state

.

(b) Please indicate each state in which you are registered to vote, have a current driver’s license or maintain a residence:

Non-Individual Investors:

Please indicate the jurisdiction in which the entity is chartered and the jurisdiction in which it maintains its principal offices:

3.	Investment Representations

Are you purchasing the securities offered for your own account and for investment purposes only?

Yes ☐   No☐

If no, please state for whom you are investing and/or the reason for investing.

4.	Non-Accredited Individual Investors

Each proposed individual investor that is not an “accredited investor” as provided above must complete the following additional information.

Business Information

Occupation:

Number of Years:

Present Employer:

Position/Title:

Income and Net Worth

Please indicate the approximate net income of you and your spouse for each of the last two years and expected income for this year:

2004 (expected): $

2003: $

2002: $

Please indicate your current net worth, together with the net worth of your spouse:$

Education

Please describe your educational background and degrees obtained, if any.

Business and Investing Experience

Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.

5.	Signature

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

                                                                                          Executed at                      , on

                                                                         June                     , 2004.

(Signature)

(Title if for Entity)

IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE PERSON OR ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.